EXHIBIT 32

CHICAGO PIZZA & BREWERY, INC.

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, Paul A. Motenko and Jeremiah J. Hennessy, Co-Chief Executive Officers of the Company and C. Douglas Mitchell, Chief Financial Officer of the Company, certify to their knowledge:

(1)    The Annual Report on Form 10-K of the Company for the fiscal year ended December 28, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

In Witness Whereof, each of the undersigned has signed this Certification as of this March 2, 2004.

/s/ PAUL A. MOTENKO	/s/ JEREMIAH J. HENNESSY	/s/ C. DOUGLAS MITCHELL
Paul A. Motenko Chairman of the Board of Directors, Co-Chief Executive Officer, Vice President and Secretary	Jeremiah J. Hennessy Director, Co-Chief Executive Officer and President	C. Douglas Mitchell Chief Financial Officer